UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 16, 2007
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2140 Lake Park Blvd.
Richardson, Texas		75080
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 497-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     Lennox International Inc. (“LII”) entered into an agreement with A.O.C. Corporation (“AOC”) on March 16, 2007 to issue up to 2,239,589 shares of LII common stock in exchange for 2,695,770 shares of LII common stock owned by AOC. Promptly following the issuance and exchange of LII common stock, AOC will liquidate and distribute the newly acquired shares of LII common stock pro rata to its shareholders. The issuance, exchange and liquidating distribution are referred to herein as the “AOC Restructuring.” The effect of the AOC Restructuring would be to reduce the number of outstanding shares of LII common stock by 456,181 shares at minimal cost to LII.
     The AOC Restructuring will be structured so that the issuance by LII of shares of its common stock will be exempt from the registration requirements of Section 5 of the Securities Act of 1933 pursuant to Rule 506 of Regulation D promulgated thereunder. Most of the AOC shareholders are accredited investors as that term is defined in Regulation D and there are not today, and there will not be at the closing of the AOC Restructuring, more than 35 shareholders of AOC who are not accredited investors.
     Consummation of the AOC Restructuring is subject to the satisfaction of certain conditions, including (1) receipt of a private letter ruling from the IRS that the transaction would qualify as a tax-free reorganization, (2) approval for listing on the New York Stock Exchange of the shares of LII common stock to be issued in the AOC Restructuring, (3) approval by the holders of at least two-thirds of the outstanding AOC stock entitled to vote thereon, (4) approval by a majority of the votes cast by LII stockholders (provided that the total votes cast in respect of the proposal represent more than 50% of all of LII outstanding common stock entitled to vote thereon) and (5) execution of a registration rights agreement that would provide certain piggy back registration rights to the AOC shareholders.
     LII intends to seek stockholder approval for the issuance of shares at its 2007 Annual Meeting of Stockholders to be held on May 17, 2007. LII has filed a preliminary proxy statement regarding the proposal to issue shares with the Securities and Exchange Commission and intends to mail a definitive proxy statement regarding this proposal to its stockholders.
     The foregoing includes a summary of certain of the principal provisions of the agreement relating to the AOC Restructuring (the “Agreement and Plan of Reorganization”). This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement and Plan of Reorganization, which is attached as an exhibit hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

10.1	Agreement and Plan of Reorganization, dated March 16, 2007, among Lennox International Inc. and A.O.C. Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: March 21, 2007	By:	/s/ Kenneth C. Fernandez
		Name:	Kenneth C. Fernandez
		Title:	Associate General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Agreement and Plan of Reorganization, dated March 16, 2007, among Lennox International Inc. and A.O.C. Corporation

4